UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 9, 2016

Portlogic Systems Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-151434	20-2000407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Toronto Street, Suite 209, Toronto, Ontario, Canada	M5C 2B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (647) 847-8350

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2016, we entered into a Director Service Agreement with our current Chief Executive Officer, Jueane Thiessen. The Agreement provides that Ms. Thiessen will continue to perform services as a Director pursuant to the directives of our Board of Directors. The services include setting overall objectives and strategies, overseeing the services performed by our other officers, representing us to the public and capital markets, and attending meetings of our Board of Directors. Unless the Agreement is terminated early, the services shall be performed from August 9, 2016 through August 8, 2017. This agreement permits early termination by either party upon delivery of 30 days advance written notice. There are no early termination penalties.

The Director Service Agreement between Jueane Thiessen and Portlogic Systems Inc. is filed as Exhibit 10.1 to this report, incorporated herewith.

On August 9, 2016, we entered into a Debt Conversion Agreement with our Chief Executive Officer, Jueane Thiessen, whereby $36,072.00 of Accounts Payable owed by the Company to Jueane Thiessen was converted to 7,214,400 restricted common stock of the Company.

The Debt Conversion Agreement is filed as Exhibit 10.2 to this report, incorporated herewith.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Director Service Agreement between Jueane Thiessen and Portlogic Systems Inc. dated August 9, 2016

10.2	Debt Conversion Agreement between Portlogic Systems Inc. and Jueane Thiessen dated August 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Portlogic Systems Inc.
(Registrant)

Date: August 15, 2016	/s/ Jueane Thiessen
(Signature)

	Name:	Jueane Thiessen
	Title:	Chief Financial Officer

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